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                                                             EXHIBIT 9.1

NEW ACCOUNT APPLICATION
THE BERGER FUNDS

                                                             [LOGO]


PID #                                       For assistance call: (800) 551-5849
        ------------------------

STEP 1  REGISTER YOUR ACCOUNT (PLEASE CHOOSE ONE)

PLEASE TYPE OR PRINT CLEARLY.

[ ] INDIVIDUAL ACCOUNT
                         ------------------------------------------   --------------------------------------
                         Your Name:      FIRST    MIDDLE     LAST     Your Social Security Number

[ ] JOINT OWNER
                         ------------------------------------------
                         Joint Owner's Name:  FIRST   MIDDLE   LAST

[ ] GIFT/TRANSFER TO MINOR
                         ------------------------------------------   --------------------------------------
                         Custodian's Name:  FIRST    MIDDLE    LAST   Minor's Social Security Number
    (LIST ONE NAME ONLY
     FOR EACH LINE.)
                         ------------------------------------------   --------------------------------------
                         Minor's Name:      FIRST    MIDDLE    LAST   under the ___ Uniform Gifts/Transfers
                                                                             (State) To Minors Act

[ ] TRUST
                         ------------------------------------------   --------------------------------------
                         Trustee(s)'s Name:                           Date of Trust

                         ------------------------------------------   --------------------------------------
                         Name of Trust Agreement                      Trust's Taxpayer Identification Number

[ ] CORPORATE/OTHER
                         ------------------------------------------   --------------------------------------
                         Name of Corporation or Other Entity          Taxpayer Identification Number
   (PLEASE INCLUDE A
   CORPORATE RESOLUTION.)

                         ------------------------------------------
                         Type of Entity

STEP 2  YOUR MAILING ADDRESS

                                                                     (   )                (  )
------------------------------------------------------------------   ---------------------------------------
Street Address                               Apt./Suite*             Daytime Telephone    Evening Telephone

------------------------------------------------------------------   ---------------------------------------
City                                    State             Zip        Electronic Mail Address

CITIZENSHIP: [ ] US Citizen      [ ] Non-Resident Alien              (  )
             [ ] Resident Alien  Country of Tax Residency            ---------------------------------------
                                                         ---------   Fax No.

STEP 3  FUND SELECTION

FUND NAME (FUND CODE)               MINIMUM INITIAL INVESTMENT            YOUR INITIAL     AUTOMATIC INVESTMENT PLAN
                                                                          INVESTMENT       $50 MINIMUM PER BERGER FUND,
                                                                                           $100 MININUM PER CAT PORTFOLIO

BERGER 100 FUND (43)..............  $2000 .............................  $                $
                                                                          -------------    ------------
BERGER GROWTH AND INCOME
 FUND (44) .......................  $2000 .............................  $                $
                                                                          -------------    ------------
BERGER SMALL COMPANY GROWTH
 FUND (345) ......................  $2000 .............................  $                $
                                                                          -------------    ------------
BERGER NEW GENERATION
 FUND (344) ......................  $2,000 ...........................   $                $
                                                                          -------------    ------------
BERGER/BIAM INTERNATIONAL FUND
 (349) ...........................  $2,000 ...........................   $                $
                                                                          -------------    ------------
CASH ACCOUNT TRUST (CAT)*  (CHECKWRITING IS AVAILABLE - COMPLETE STEP 8)

MONEY MARKET PORTFOLIO (346) .....  $1,000 ...........................   $                $
                                                                          -------------    ------------
GOVERNMENT SECURITIES
  PORTFOLIO (347) ................  $1,000 ...........................   $                $
                                                                          -------------    ------------
TAX-EXEMPT PORTFOLIO (348) .......  $1,000 ...........................   $                $
                                                                          -------------    ------------

-----------------------
FOR YOUR AUTOMATIC INVESTMENT PLAN PLEASE CHECK ONE OR BOTH OF THE
FOLLOWING WITHDRAWAL DATES:

[ ] 5th day of month
[ ] 20th day of month

(Step 6 must be completed)

*CASH ACCOUNT TRUST IS A SEPARATELY MANAGED, UNAFFILIATED
MONEY MARKET MUTUAL FUND. USE OF THE CASH ACCOUNT TRUST
AS AN INVESTMENT DIRECTLY OR BY EXCHANGE FROM YOUR BERGER
FUNDS DOES NOT CONSTITUTE AN OFFERING OR RECOMMENDATION
OF THE CAT PORTFOLIOS BY THE BERGER FUNDS OR THEIR
ADVISORS.

ENCLOSE YOUR CHECK MADE PAYABLE TO:  THE BERGER FUNDS

STEP 4  DISTRIBUTION OPTIONS

ALL INCOME AND CAPITAL GAINS DISTRIBUTIONS WILL BE REINVESTED UNLESS
YOU CHECK THE BOX(ES) BELOW:

[ ] Pay all income in cash

[ ] Pay all capital gains in cash

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

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STEP 5  TELEPHONE TRANSACTION / ON-LINE COMPUTER ACCESS PRIVILEGES

The privileges below allow you to make telephone/on-line purchases, exchanges and redemptions, subject to the applicable minimums and maximums that are disclosed in the prospectus. (STEP 6 MUST BE COMPLETED.)

   Telephone Transaction Privileges are available on all accounts unless you specifically decline them below.
   [ ] I DECLINE THE USE OF TELEPHONE TRANSACTION PRIVILEGES.

   On-line Computer Access Privileges are available on all accounts unless you specifically decline them below.
   [ ] I DECLINE THE USE OF ON-LINE COMPUTER ACCESS.

All telephone and on-line transactions are recorded and written confirmations indicating the details of all telephone and on-line transactions will be promptly sent to the shareholder of record. Prior to placing an order the shareholder may be required to provide certain identifying information. See the Prospectus for further information.

STEP 6  BANK INFORMATION

YOU MUST COMPLETE THIS STEP IF YOU SELECTED THE AUTOMATIC INVESTMENT PLAN IN STEP 3. IF YOU DID NOT CHECK A BOX IN STEP 5 BY COMPLETING THE BANK INFORMATION BELOW, YOU MAY SETTLE PURCHASE AND REDEMPTION TRANSACTIONS MADE BY TELEPHONE OR ON-LINE VIA COMPUTER ACCESS BY USING WIRE OR ELECTRONIC FUNDS TRANSFER.

---------------------------------------------------------
Name of Bank              Name(s) on Bank Account

---------------------------------------------------------
Street Address            Bank Account Number

---------------------------------------------------------
City                      State                 Zip

---------------------------------------------------------
Co-signer Signature (if applicable)         Date


Your bank account information must be on file in order to utilize the Automatic Investment Plan, or to settle by wire or electronic funds transfer any purchase or redemption transactions made by telephone or by on-line computer access. The account name(s) at left must exactly match at least one name in Step 1. Any co-signer of your checking or savings account who is not a joint owner of the funds must authorize these services by signing at left.

Checking Acct.  [ ]      Savings Acct. [ ]

PLEASE ATTACH A VOIDED CHECK OR SAVINGS DEPOSIT SLIP.

STEP 7  YOUR SIGNATURE

All of the undersigned represent that they have the authority and legal capacity to purchase mutual fund shares, all are of legal age in their state and believe each investment is suitable for themselves. All of the undersigned have received and read the Prospects for the investment selected, agree to its terms and agree that by signing below (a) their account will have exchange privileges with other Berger Funds and the portfolios of the Cash Account Trust ("CAT") and that all information provided in the above steps will apply to any Fund or CAT portfolio into which their shares may be exchanged; (b) they hereby ratify any instructions given on this account and any account into which they exchange related to the above steps and agree that neither the Funds, CAT portfolios. Berger Associates nor BBOI Worldwide will be liable for any loss, cost or expense for acting upon such instructions (by telephone, computer on-line access or writing) believed to be genuine and in accordance with the procedures described in the Prospectus; and (c) their responsibility is to read the Prospectus of any Fund or CAT portfolio into which they exchange.

    Under penalties of perjury, I certify:
(1) The number shown on this form is my correct social security or taxpayer identification number and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
[ ] Check this box ONLY if the IRS has notified you that you are subject to backup withholding.

------------------------------------------------------------------------------
Signature of Owner, Trustee or Custodian              Date
(EXACTLY THE SAME AS STEP 1)

------------------------------------------------------------------------------
Signature of Joint Owner, (IF APPLICABLE)             Date
 (EXACTLY THE SAME AS STEP 1)

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STEP 8  CHECKWRITING FOR CASH ACCOUNT TRUST (CAT) PORTFOLIO INVESTORS ONLY

If you would like the ability to write checks against your Cash Account Trust Portfolios, complete this step:

----------------------------------   ---------------------------------------
First        Middle        Last                 YOUR SIGNATURE
   YOUR NAME (EXACTLY THE SAME AS STEP 1)

----------------------------------   ---------------------------------------
First        Middle        Last      JOINT OWNER'S SIGNATURE (IF APPLICABLE)
   JOINT OWNER'S NAME (EXACTLY THE SAME AS STEP 1)


[ ] CHECK HERE IF ONLY ONE SIGNATURE IS REQUIRED ON CHECKS.
[ ] CHECK HERE IF BOTH SIGNATURES ARE REQUIRED ON CHECKS.

  If neither box is checked, all
  checks will require both signatures.

INSTITUTIONAL ACCOUNTS
AFFIX SIGNATURE GUARANTEE STAMP

---------------------------------------------------------------------------
Signature Guaranteed by

---------------------------------------------------------------------------
Authorized Signature


By signing the signature line in Step 8, the signatory(ies) agree(s) to be subject to the terms and conditions, guidelines and rules, as now in effect and as amended from time to time, that pertain to the use of redemption checks of the Fund(s) applicable to their account; therefore, all registered owners must sign the signature line in Step 8. All checks will require both signatures unless otherwise indicated on the face of this form. Each signatory guarantees the genuineness of the other's signature on this form.

SIGNATURE GUARANTEE (CAT ONLY)
Institutional account please provide a certified copy of your corporate resolution and affix signature guarantees. Signature guarantee must be provided by a commercial bank, trust company, member of national securities exchange, or savings and loan association. A notary public is not an acceptable guarantor.

FOR FASTEST SERVICE POSSIBLE

FOR THE FASTEST SERVICE POSSIBLE, PLEASE MAKE SURE YOU HAVE COMPLETED EACH OF THESE ITEMS:

A.) Include your Social Security or Tax ID number in Step 1.
B.) Fill in the amount invested in Step 3.
C.) Attach a voided check if you selected the Automatic Investment Plan in Step 3, or Telephone Transaction Privileges or On-line Computer Access in Step 5 and you wish to settle purchase or redemption transactions by wire or electronic funds transfer.
D.) Sign the form in Step 7 exactly the same as in Step 1.
E.) Complete checkwriting Step 8, if applicable.
F.) Enclose your check made payable to: THE BERGER FUNDS.
G.) Read all the terms applicable to the services you desire.
H.) Return this application in the postage paid envelope enclosed or to:
        THE BERGER FUNDS
        P.O. Box 419958
        Kansas City, MO 64141-6958


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